Exhibit (a)(1)(D)

NOTICE OF GUARANTEED DELIVERY

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR. IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR REGISTERED HOLDINGS OF SHARES (AS DEFINED BELOW), PLEASE FORWARD THIS DOCUMENT AND ALL ACCOMPANYING DOCUMENTS TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE TRANSFEREE.

TO TENDER SHARES OF COMMON STOCK

PAR VALUE $0.01 PER SHARE

OF

OAO TECHNOLOGY SOLUTIONS, INC.

PURSUANT TO THE OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK OF

OAO TECHNOLOGY SOLUTIONS, INC.

DATED NOVEMBER 13, 2003

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON DECEMBER 12, 2003,

UNLESS THE OFFER IS EXTENDED.

As set forth under Section 3, “Procedure for Tendering Shares,” of the Offer to Purchase (as defined below), this form (or a facsimile hereof) must be used to accept the Offer (as defined in the Introduction to the Offer to Purchase) if (i) certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of OAO Technology Solutions, Inc., a Delaware corporation (the “Company”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit certificates representing Shares and any other required documents to reach the Depositary (as defined in the Introduction to the Offer to Purchase) prior to the Expiration Date (as defined in Section 1, “Terms of the Offer,” of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand to the Depositary, or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in Section 3, “Procedure for Tendering Shares,” of the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described under Section 3, “Procedure for Tendering Shares,” of the Offer to Purchase.

THE DEPOSITARY FOR THE OFFER IS:

Mellon Investor Services LLC

BY FIRST CLASS MAIL:	BY HAND:	BY OVERNIGHT DELIVERY:
Mellon Investor Services LLC Reorganization Department Post Office Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Reorganization Department 120 Broadway, 13th Floor New York, NY 10271	Mellon Investor Services LLC Reorganization Department 85 Challenger Road Mail Drop-Reorg. Ridgefield Park, NJ 07660

FOR NOTICE OF GUARANTEED DELIVERY

BY FACSIMILE TRANSMISSION:

201-296-4293

TO CONFIRM FACSIMILE TRANSMISSION ONLY:

201-296-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 13, 2003 (the “Offer to Purchase”) and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 3, “Procedure for Tendering Shares,” of the Offer to Purchase.

Signature (s):

Name(s) of Record Holder(s):

(PLEASE PRINT OR TYPE)

Number of Shares:

Certificate Number(s) (If Available):
Dated: , 2003

Address(es):

(INCLUDE ZIP CODE)

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number:

Check box if Shares will be tendered by book-entry transfer: ☐

Account Number:

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THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a participant in a medallion program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of Book-Entry Transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent’s Message (Section 3, “Procedure for Tendering Shares,” of the Offer to Purchase), and any other required documents, within three trading days after the date hereof. A “trading day” is any day on which trading occurs on the Nasdaq National Market System.

(NAME OF FIRM)

(ADDRESS)

(ZIP CODE)

(AREA CODE AND TELEPHONE NUMBER)

(AUTHORIZED SIGNATURE)

Name:
(PLEASE PRINT OR TYPE)

Title:

Date:

, 2003

NOTE: DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE.

CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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